Exhibit 99.1

(NASDAQ:OSBC)

Contact:	J. Douglas Cheatham	For Immediate Release
	Chief Financial Officer	October 31, 2016
(630) 906-5484

Old Second Completes Chicago Acquisition

AURORA, Ill., October 31, 2016 — Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC) today announced that its banking subsidiary, Old Second National Bank (the “Bank”), completed its previously announced acquisition of the Chicago branch of Talmer Bank and Trust, effective October 28, 2016.  As a result of this transaction, Old Second acquired approximately $48.9 million of deposits and approximately $223.4 million of loans.

“We are very excited to have completed this acquisition, which will expand our presence in the Chicago market,” said James L. Eccher, Chief Executive Officer and President of Old Second.  “I am especially looking forward to working with Gary Collins, Hugh McLean, Robert Moore, Dave Neilson and the rest of the team that will be joining us in this transaction.  They have a long record of commercial lending success in Chicago, and we look forward to building upon that tradition together.”

Upon the completion of the transaction, Gary Collins was appointed as Vice Chairman and director of Old Second and as a director of the Bank.  In addition, Hugh McLean was appointed as a director of the Bank.  Prior to joining Talmer in 2010, Mr. Collins and Mr. McLean worked together at several Chicago area banks, including as co-vice chairmen at a large Chicago bank.

“We are delighted to join Old Second,” said Gary Collins.  “We have long admired their excellent reputation in the Chicagoland banking market, and look forward to helping them achieve further growth.”

Old Second was advised by Barack Ferrazzano Kirschbaum & Nagelberg LLP as legal counsel.

About Old Second Bancorp, Inc.

Old Second Bancorp, Inc. is a financial services company with its headquarters located in Aurora, Illinois.  The Company is the holding company for Old Second National Bank, a national banking organization headquartered in Aurora, Illinois, which provides commercial, treasury management and retail banking services, as well as trust and wealth management services, through offices located in Kane, Kendall, DeKalb, DuPage, LaSalle, Will and Cook counties in Illinois.  Additional information concerning Old Second can be accessed on the internet at www.oldsecond.com.

Forward Looking Statements

This release contains forward-looking statements about Old Second’s future plans, strategies and financial performance that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These

 forward- looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as “will,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and “estimate.” These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: costs or difficulties related to the integration of the business of the acquired branch; the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; changes in general business, industry or economic conditions or competition; and changes in interest rates. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward looking statements contained in this release, please review our filings with the Securities and Exchange Commission.